EXHIBIT 20.1


                        MONTHLY SERVICER'S CERTIFICATE
                        First National Bank of Commerce
                           New Orleans, Louisiana
                      First NBC Credit Card Master Trust
                               Series 1997-1

                      For the 03/9/98 Determination Date
                         For the 7th Monthly Period

     The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

  1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

  2 First National Bank of Commerce is Servicer under the Pooling and Servicing
    Agreement.

  3 The undersigned is a Servicing Officer.

  4 The date of this Certificate is March 9, 1998, which is a Determination
    Date under the Pooling and Servicing Agreement.

  5 The aggregate amount of Collections processed during the preceding Monthly
    Period [equal to 5(a) plus 5(b)] was $128,429,226.

    (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge Receivables") was $14,873,213.

    (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") was $113,556,013.

  6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $842,908,644.

  7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

  8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

  9 The amount, if any, by which the sum of the balance of the Excess Funding
    Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $542,908,644.

 10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer date is $0.

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

 11 Monthly Period Trust Activity
(a) Trust Activity                                  Total Trust
   ============================================    ===============
    Beginning Aggregate Principal Receivables        858,108,209
    Beginning Excess Funding Account Balance                   -
    Beginning Total Principal Balance                858,108,209
    Collections of Finance Charge Receivables         14,873,213
    Discount Percentage                                        -
    Discount Option Receivables Collections                    -
    Net Recoveries                                             -
    Total  Collections of Finance Charge Receivables  14,873,213
    Total Collections of Principal Receivables       113,556,013
    Net Default Amount                                 4,166,089
    Minimum Aggregate Principal Receivables Balance  300,000,000
    Ending Aggregate Principal Receivables           842,908,644
    Ending Excess Funding Account Balance                      -
    Ending Total Principal Balance                   842,908,644


(b) Series Allocations                             Series 1997-1   All Series
   ============================================   ============================
    Group Number                                               1
    Investor Interest                                300,000,000   300,000,000
    Adjusted Investor Interest                       300,000,000   300,000,000
    Principal Funding Account Balance                          -             -
    Minimum Transferor Interest                       59,003,605    59,003,605


(c) Group I Allocations                            Series 1997-1 Total Group I
   ============================================   =============================
    Investor Finance Charge Collections                5,199,767     5,199,767

    Investor Monthly Interest                          1,532,104     1,532,104
    Investor Monthly Fees (Servicing Fee)                500,000       500,000
    Investor Default Amounts                           1,456,490     1,456,490
    Investor Additional Amounts                                -             -
    Total                                              3,488,594     3,488,594

    Reallocated Investor Finance Charge Collections    5,199,767     5,199,767
    Available Excess                                   1,711,173     1,711,173


 12 Series 1997-1 Certificates
                                          Series 1997-1 Total Investor Transferor's
(a) Investor/Transferor Allocations       Allocations     Interest      Interest
   =================================================================================
    Beginning Investor/Transferor Amounts  858,108,209   300,000,000   558,108,209
    Beginning Adjusted Investor Interest   858,108,209   300,000,000   558,108,209
    Floating Investor Percentage            100.00000%     34.96062%     65.03938%
    Fixed Investor Percentage                  -             -             -
    Collections of Finance Chg. Receivables 14,873,213     5,199,767     9,673,446
    Collections of Principal Receivables   113,556,013    39,699,886    73,856,127
    Net Default Amount                       4,166,089     1,456,490     2,709,599

    Ending Investor/Transferor Amounts     842,908,644   300,000,000   542,908,644


Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)


                                                                     Collateral
(b) Monthly Period Funding Requirements   Class A       Class B       Interest      Total
   ========================================================================================
    Principal Funding Account                -             -             -             -
    Principal Funding Investment Proceeds    -             -             -             -
    Withdrawal from Reserve Account          -             -             -             -
    Available Reserve Account Amount         -             -             -             -
    Required Reserve Account Amount          -             -             -             -

    Coupon January 15 - February 16       6.15000%      6.35000%      6.22500%       6.16888%
    Floating Investor Percentage         30.24094%      2.44724%      2.27244%      34.96062%
    Fixed Investor Percentage                -             -             -             -
    Investor Monthly Interest            1,329,938       111,125        91,041      1,532,104
    Overdue Monthly Interest                 -             -             -             -
    Additional Interest                      -             -             -             -
            Total Interest Due           1,329,938       111,125        91,041      1,532,104
    Investor Default Amounts             1,259,864       101,954        94,672      1,456,490
    Investor Monthly Fees                  432,500        35,000        32,500        500,000
    Investor Additional Amounts              -             -             -             -
            Total Due                    3,022,302       248,079       218,213      3,488,594

                                                                      Collateral
(c) Certificates - Balances and            Class A       Class B      Interest        Total
       Distributions
   =============================================================================================
    Beginning Investor Interest        259,500,000    21,000,000    19,500,000    300,000,000
    Monthly Principal-Prin. Funding           -             -             -             -
       Account
    Principal Payments                        -             -             -             -
    Interest Payments                    1,329,938       111,125        91,041      1,532,104
    Total Payments                       1,329,938       111,125        91,041      1,532,104
    Ending Investor Interest           259,500,000    21,000,000    19,500,000    300,000,000


(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.125000
    2.  Amount of Payment in respect of Class A Monthly Interest                     5.125000
    3.  Amount of Payment in respect of Class A Overdue Monthly Interest                 -
    4.  Amount of Payment in respect of Class A Additional Interest                      -
    5.  Amount of Payment in respect of Class A Principal                                -


(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1.  Total amount of Class A Investor Charge-Offs                                     -
    2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate           -
         principal amount
    3.  Total amount reimbursed in respect of Class A Investor Charge-Offs               -
    4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
         principal amount                                                                -
    5.  The amount, if any, by which the outstanding Principal Balance of the Class A
         Certificates exceeds the Class A Adjusted Investor Interest after giving effect
         to all transactions on such Distribution Date                                   -


(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.291670
    2.  Amount of Payment in respect of Class B Monthly Interest                     5.291670
    3.  Amount of Payment in respect of Class B Overdue Monthly Interest                 -
    4.  Amount of Payment in respect of Class B Additional Interest                      -
    5.  Amount of Payment in respect of Class B Principal                                -


Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

(g) Amount of reductions in Class B Investor Interest pursuant to clauses (c),
    (d) and (e) of the definition of Class B Investor Interest
    1.  Amount of reductions in Class B Investor Interest                                -
    2.  Amount of reductions in Class B Investor Interest per $1,000 original
        certificate principal amount                                                     -
    3.  Total amount reimbursed in respect of reductions of Class B Investor Interest    -
    4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
        $1,000 original certificate principal amount                                     -
    5.  The amount, if any, by which the outstanding Principal Balance of the Class B
        Certificates exceeds the Class B Investor Interest after giving effect to all
        transactions on such Distribution Date                                           -

(h) Information regarding Distribution in respect of the Collateral Interest
    1.  Total distribution                                                           4.668770
    2.  Amount of distribution in respect of Collateral Monthly Interest             4.668770
    3.  Amount of distribution in respect of Collateral Overdue Interest                 -
    4.  Amount of distribution in respect of Collateral Monthly Principal                -


(i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d)
    and (e) of the definition of Collateral Interest
    1.  Amount of reductions in Collateral Interest                                      -
    2.  Total amount reimbursed in respect of reductions of Collateral Interest          -


(j) Application of Reallocated Investor Finance Charge Collections
    1.  Class A Available Funds                                                     4,497,799

         a.  Class A Monthly Interest                                               1,329,938
         b.  Class A Overdue Monthly Interest                                            -
         c.  Class A Additional Interest                                                 -
         d.  Class A Servicing Fee                                                    432,500
         e.  Class A Investor Default Amount                                        1,259,864

         f.   Excess Spread                                                         1,475,497

    2.  Class B Available Funds                                                       363,983

         a.  Class B Monthly Interest                                                 111,125
         b.  Class B Overdue Monthly Interest                                            -
         c.  Class B Additional Interest                                                 -
         d.  Class B Servicing Fee                                                     35,000

         e.  Excess Spread                                                            217,858

    3.  Collateral Holder Available Funds                                             337,985

         a.  Excess Spread                                                            337,985

    4.  Total Excess Spread                                                         2,031,340

Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)

(k) Application of Excess Spread and Excess Finance Charge Collections
    Allocated to Series 1997-1
     1.  Beginning Excess Spread                                                    2,031,340
     2.  Excess Finance Charge Collections                                               -
     3.  Applied to fund Class A Required Amount                                         -
     4.  Unreimbursed Class A Investor Charge-Offs                                       -
     5.  Applied to fund Class B Required Amount                                      101,954
     6.  Reductions of Class B Investor Interest treated as Available Principal
         Collections                                                                     -
     7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly
         Interest                                                                      91,041
     8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral
         Interest Servicing Fee                                                        32,500
     9.  Collateral Investor Default Amount treated as Available Principal
         Collections                                                                   94,672
    10.  Reductions of Collateral Interest treated as Available Principal
         Collections                                                                      -
    11.  Deposit to Reserve Account (if required)                                         -
    12.  Applied to other amounts owed to Collateral Interest Holder                      -
    13.  Balance to constitute Excess Finance Charge Collections for other series   1,711,173


 13 Trust Performance
 (a) Delinquencies
    1.  31-59 days                                                                 14,384,592
    2.  60-89 days                                                                  9,613,735
    3.  90 days and over                                                           15,888,618
    4.  Total 30+ days delinquent                                                  39,886,945

 (b) Base Rate
         a.  Current Monthly Period                                                    8.169%
         b.  Prior Monthly Period                                                      8.167%
         c.  Second Prior Monthly Period                                               8.192%
 (c) Three Month Average Base Rate                                                     8.176%

 (d) Portfolio Yield (gross portfolio yield less net defaults)
         a.  Current Monthly Period                                                 14.97311%
         b.  Prior Monthly Period                                                   11.60413%
         c.  Second Prior Monthly Period                                            14.92847%
 (e) Three Month Average Portfolio Yield                                            13.83524%

 (f) Excess Spread  Percentage
         a.  Current Monthly Period                                                  6.80411%
         b.  Prior Monthly Period                                                    3.43713%
         c.  Second Prior Monthly Period                                             6.73647%
 (g) Three Month Average Excess Spread Percentage                                    5.65924%

 (h) Monthly Payment Rate (total collections/beginning aggregate principal
    receivables)                                                                    14.96655%

 (i) Portfolio Adjusted Yield                                                        6.30411%

    IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 9th day of March, 1998.

                                                   First National Bank of
                                                   Commerce, as Servicer

                                                   By:  /s/ Anne M. Lacourrege
                                                   Name:  Anne M. Lacourrege
                                                   Title:  Vice President